Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

B. Riley Financial, Inc.

Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216763) and Forms S-8 (Nos. 333-202876 and 333-218457) of B. Riley Financial, Inc. of our report dated March 13, 2017, relating to the consolidated financial statements of FBR & Co., which is incorporated by reference in this Form 8-K/A (“Amendment No. 1”).

/s/ BDO USA, LLP

McLean, Virginia

June 27, 2017